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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Cannondale Corporation's 1998 Stock Option Plan of our reports dated August 10, 1998, except for Note 15, as to which the date is September 22, 1998 with respect to the consolidated financial statements and schedule of Cannondale Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 27, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

Stamford, CT
February 10, 1999